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[GRAPHIC OMITTED] IMPAX
                  LABORATORIES, INC.



COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
------------------------                ------------------------------------
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360                (212) 838-3777
Larry Hsu, Ph.D. President              Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
(215) 289-2220 Ext. 1706                ------------
www.Impaxlabs.com
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            IMPAX LAUNCHES GENERIC VERSION OF OXYCONTIN(R) CONTROLLED
                              RELEASE 80 MG TABLETS

HAYWARD, CALIF. (MARCH 3, 2005) -- IMPAX LABORATORIES, INC. (NASDAQ: IPXL) has begun commercial distribution of its generic version of OxyContin(R) (Oxycodone Hydrochloride) Controlled Release 80 mg Tablets. The product is being sold under the Global label and marketed by IMPAX's Global Pharmaceuticals division.

The U.S. Food and Drug Administration (FDA) granted final approval to the company's Abbreviated New Drug Application in late September 2004. IMPAX agreed not to market the product until FDA deemed the Company's Risk Management Program
(RMP) acceptable. The Company's revised RMP now is acceptable to the regulatory agency.

Purdue Pharma markets OxyContin for the management of moderate to severe pain. According to NDCHealth, U.S. sales of OxyContin Controlled Release 80mg Tablets and its generic equivalent were $677 million for the 12 months ended December 31, 2004.

Commenting on the product launch, Barry R. Edwards, chief executive officer said, "Last January 2004 the U.S. District Court for the Southern District of New York issued an Opinion and Order in Purdue v. Endo declaring Purdue Frederick's patents on its OxyContin invalid. Purdue has appealed this decision and those arguments were heard in November 2004. A decision has not yet been rendered and if the court finds in favor of Purdue, IMPAX could, at some point, be liable for damages as a result of the product launch. If the Endo decision on unenforceability is reversed, Endo raised additional defenses at trial, which have yet to be decided by the district court, and Impax will have the opportunity to present additional defenses as well. The decision to launch was made after a great deal of deliberation and thought by our Board of Directors. The pace of our initial product rollout is expected to be slow and grow over time."






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IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.
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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, IMPAX's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX's ability to successfully develop and commercialize pharmaceutical products, IMPAX's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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